UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of Principal Executive Office) (Zip Code)

(321) 984-1414

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 23, 2007, RELM Wireless Corporation (the “Registrant”), RELM Communications, Inc., the Registrant’s wholly-owned subsidiary, and Silicon Valley Bank, as lender, entered into the Sixth Amendment to Loan and Security Agreement (the “Amendment”) to the Loan and Security Agreement dated August 29, 2003 by and among the parties, pursuant to which the Registrant maintains a secured revolving credit facility with borrowing availability of up to $3,500,000. The Amendment, among other things, replaces the net profit covenant that required the Registrant to maintain a cumulative net profit at the end of each quarter for 2007 with a tangible net worth covenant. The tangible net worth covenant requires that the Registrant maintain for each of the last three quarters of 2007 a Tangible Net Worth (as defined in the Amendment) of at least $28,000,000, increasing by (a) 50% of quarterly profits and (b) 75% of the amount received in respect of issuances of equity and the principal amount of the issuance of Subordinated Debt (as defined in the Amendment), in each case received after April 1, 2007. As of May 23, 2007, there were no borrowings outstanding under the secured revolving credit facility. The secured revolving credit facility expires on January 1, 2008.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Loan and Security Agreement entered into as of May 23, 2007 by and among RELM Wireless Corporation, RELM Communications, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RELM Wireless Corporation
(Registrant)

By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

Date:  May 29, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Sixth Amendment to Loan and Security Agreement entered into as of May 23, 2007 by and among RELM Wireless Corporation, RELM Communications, Inc. and Silicon Valley Bank